UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  July 18, 2012

SPORT CHALET, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20736	95-4390071
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sport Chalet Drive, La Cañada, CA 91011
(Address of principal executive offices) (Zip Code)

(818) 949-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer Listing.

On July 18, 2012, Sport Chalet, Inc. (the “Company”) received a letter from the NASDAQ Stock Market (“Nasdaq”) Staff notifying the Company that it has regained compliance with the minimum Market Value of Publicly Held Shares (“MVPHS”) requirement for continued listing set forth in Rule 5460(a)(2) of the Nasdaq Listing Rules (the “Listing Rules”), as its Class B Common Stock has achieved a MVPHS of $1 million or greater for ten consecutive business days.

On May 17, 2012, Nasdaq Staff notified the Company that its Class B Common Stock failed to maintain a minimum MVPHS of $1 million over the previous 30 consecutive business days as required by the Listing Rules.  The Staff also notified the Company that it had a period of 180 calendar days in which to regain compliance.  In a letter dated July 18, 2012, the Staff informed the Company that it had determined that the minimum MVPHS of the Company’s Class B Common Stock has been at $1 million or greater for ten consecutive business days from July 3, 2012 to July 17, 2012.  Accordingly,  the Company has regained compliance with Nasdaq Listing Rule 5460(a)(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 18, 2012	SPORT CHALET, INC. By /s/ Howard K. Kaminsky Howard K. Kaminsky, Executive Vice President-Finance, Chief Financial Officer and Secretary